Exhibit 99.2
| 1 Binding Zone Printer Margins Bar Harbor Bankshares Acquisition of Guaranty Bancorp, Inc. March 11, 2025

| 2 Binding Zone Printer Margins Forward-Looking Statements and Non-GAAP Financial Measures FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about the beliefs, plans, strategies, predictions, forecasts, objectives, intentions, assumptions or expectations of Bar Harbor Bankshares (“Bar Harbor”) are not historical facts and may be forward-looking. These include, but are not limited to, statements regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; Bar Harbor’s estimates of future costs and benefits of the actions it may take; Bar Harbor’s assessments of probable losses on loans; Bar Harbor’s assessments of interest rate and other market risks; Bar Harbor’s ability to achieve its financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts. Forward-looking statements are often, but not always, identified by such words as “believe,” “expect,” “anticipate,” “can,” “could,” “may,” “predict,” “potential,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which may change over time. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Bar Harbor and Guaranty Bancorp, Inc. (“Guaranty”). Such statements are based upon the current beliefs and expectations of the management of Bar Harbor and Guaranty and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Bar Harbor’s and Guaranty’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Bar Harbor and Guaranty operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Bar Harbor’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the Securities and Exchange Commission including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. These risks and uncertainties are not exhaustive. Other sections of such reports, describe additional factors that could affect Bar Harbor’s business and financial performance. Any forward-looking statement speaks only as of the date on which it is made, and Bar Harbor undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise. NON-GAAP FINANCIAL MEASURES This presentation references historical and forward-looking non-GAAP financial measures, including tangible book value and related measures, as well as core deposits, which excludes the impact of certain items. Bar Harbor believes that these non-GAAP measures, when taken together with its financial results presented in accordance with GAAP, provide meaningful supplemental information regarding its operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis. These non-GAAP financial measures, however, are subject to inherent limitations, may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as an alternative to GAAP measures. Reconciliations of certain forward-looking non-GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items affecting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

| 3 Binding Zone Printer Margins Disclaimer and Caution About Forward-Looking Statements ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication is being made in respect of the proposed merger transaction involving Bar Harbor and Guaranty. Bar Harbor intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Guaranty and a prospectus of Bar Harbor, and Bar Harbor will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to Guaranty shareholders seeking the required shareholder approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF GUARANTY ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed by Bar Harbor with the SEC may be obtained, free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Bar Harbor may be obtained free of charge under the “Investor Relations” section of Bar Harbor’s website at https://www.barharbor.bank/about-us/shareholder-relations/shareholder-relations. Alternatively, these documents, when available, can be obtained free of charge from Bar Harbor upon written request to Investor Relations, Bar Harbor Bankshares, P.O. Box 400, 82 Main Street, Bar Harbor, Maine 04609. PARTICIPANTS IN SOLICITATION Bar Harbor, Guaranty and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Bar Harbor’s directors and executive officers is available in its most recent definitive proxy statement, which was filed with the SEC on April 1, 2024, and certain other documents filed by Bar Harbor with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

| 4 Binding Zone Printer Margins Note Pro Forma Combined Company balance sheet metrics reflect sum of reported December 31, 2024 data, excluding transaction adjustments. Estimated financial impact is presented for illustrative purposes only and includes purchase accounting marks and transaction related expenses. Estimated 2026 EPS Accretion excludes the impact of one-time transaction-related expenses; Market data as of March 7, 2025; Assumes transaction closes in the second half of 2025. Source: S&P Capital IQ Pro; Company documents Overview of the Bar Harbor + Guaranty Combination Financially Attractive Acquisition $4.8B Total Assets $3.9B Total Deposits $3.6B Net Loans $512M Market Cap Pro Forma Combined Company Continued Expansion into Well-Known Markets ~30% 2026 EPS Accretion ~10% TBV Dilution at Closing + 20bps ROAA Accretion 10.3% CET1 Pro Forma at Closing ~2.3 Yrs TBV Earnback Period 1.39% Guaranty Cost of Deposits Maine Vermont New Hampshire

| 5 Binding Zone Printer Margins Enhancing Our New Hampshire Franchise Note: Financials reflect bank level call report data for the quarter ended December 31, 2024 Source: S&P Capital IQ Pro GUAA BHB • Woodsville Savings Bank was established in 1889 • Operates through nine retail branches located in primarily in the Lebanon-Claremont MSA • Attractive funding profile anchored by long-term relationships and 16% noninterest-bearing deposits • Excellent credit quality with a granular loan portfolio; limited historical charge offs • Limited exposure to CRE and office lending • Access to increased scale in New Hampshire ($ in Thousands) Q4-FY24 Total Assets 675,378 Total Deposits 530,034 Gross Loans HFI 459,460 NPAs/ Assets 0.13% Cost of Deposits 1.39% Net Interest Margin 2.58% Efficiency Ratio 84.5% Guaranty Bancorp, Inc. Overview

| 6 Binding Zone Printer Margins Transaction Highlights 1) Reflects fully phased-in after tax cost savings on Guaranty FY2024 noninterest expense base Note: Market data as of March 7, 2025 Strategic Rationale • Complementary community bank with success in operating markets well-known to Bar Harbor • Enhances Bar Harbor’s presence in New Hampshire with the addition of a very strong, low-cost deposit base • Significant cultural alignment, allowing Bar Harbor to further its franchise value focused on a commitment to community banking • Opportunity for revenue synergies and increased non-interest income through Bar Harbor Wealth Management • Enhances profitability profile through meaningful EPS accretion and increased liquidity Execution and Integration • Continuation of Bar Harbor’s history of thoughtful, strategic acquisitions • Well-capitalized post acquisition to support further growth • Proven and experienced acquirer with an aligned culture between both parties • In-market transaction with conservative cost savings and purchase accounting assumptions • Voting agreements in place with the board and executive officers Consideration and Deal Value • Consideration Mix: 100% Stock • Deal Price per Share: $56.94 • Transaction Value: $41.6 million • Price / TBVPS: 130% • Price to LTM Earnings: 14.0x • Price to LTM Earnings + Cost Saves¹: 5.5x

| 7 Binding Zone Printer Margins Attractive Pro Forma Financial Metrics 1) Financial impact excluding impact of interest rate driven purchase accounting adjustments and includes an illustrative recapture of the other comprehensive income loss in Guaranty’s equity account Note: Pro forma Estimated financial impact is presented for illustrative purposes only. Estimated financial impact includes purchase accounting marks and transaction related expenses. Estimated 2026 EPS Accretion excludes the impact of one-time transaction-related expenses; Market data as of March 7, 2025; Assumes transaction closes in the second half of 2025 Source: S&P Capital IQ Pro; Company documents Earnings Per Share Impact ~30.6% 2026E EPS Accretion ~30.5% 2027E EPS Accretion ~11.2% 2026E EPS Accretion ~11.2% 2027E EPS Accretion TBV Per Share Impact ~10.3% Dilution at Close 2.3 Years Earnback ~2.2% Accretion at Close Accretive At Close Pro Forma Capital Ratios ~7.4% TCE / TA ~8.9% Leverage Ratio ~8.3% TCE /TA ~9.8% Leverage Ratio ~10.3% CET1 Ratio ~12.4% TRBC Ratio ~11.6% CET1 Ratio ~13.7% TRBC Ratio Estimated Financial Impact Financial Impact Excluding Impact of Interest Rate Marks¹

| 8 Binding Zone Printer Margins Appendix

| 9 Binding Zone Printer Margins Transaction Structure and Key Terms • Guaranty Bancorp, Inc. and Woodsville Guaranty Savings Bank to merge with and into Bar Harbor Bankshares and Bar Harbor Bank & Trust, respectively Structure • 100% stock consideration • 1.85 shares of Bar Harbor common shares to be issued for each share of Guaranty common stock outstanding • Approximately 92% BHB / 8% GUAA ownership Consideration & Transaction Pricing Board Representation • Guaranty President & CEO James Graham to join BHB Board of Directors • Subject to Guaranty shareholder approval and customary regulatory approvals • Anticipated closing in second half of 2025 Approvals and Timing One-Time Merger Costs • Pre-tax, merger costs of $11.1 million Cost Savings • Anticipated cost savings of 40% of Guaranty’s non-interest expense base, 100% realized in ‘26 Loan Mark and CECL Assumptions • Core deposit intangible assumed to equal 3.25% of Guaranty’s core deposits, amortized SYD over 10 years • Total liabilities write-down of $3.6 million (benefit to equity) Over Fair Value Market Adjustments • 9.6% gross loan mark ($46.0 million) on GUAA’s loan portfolio at close, consisting of the following components: • $41.6 million, fair-value write-down accreted into earnings over 6 years • $4.3 million, loan credit mark at close (~1% of loan value) • $4.3 million CECL Day 2 Provision for non-PCD loans, accreted back through earnings in 6 years

| 10 Binding Zone Printer Margins Investment Portfolio / ALCO Detailed Credit Review Comprehensive Due Diligence Performed by Bar Harbor’s Experienced Acquisition Team • Comprehensive due diligence team with executives from Bar Harbor and Guaranty, along with advisors and lawyers • Review of Guaranty completed over several months, covering key areas, including loan portfolio, deposit base, operations, among others Human Resources Operations Finance & Accounting Data Privacy & Cybersecurity Audit / BSA Compliance Systems Legal Technology & Data Commercial Lending Diligence Focus Areas Credit Review Process • Internal loan review conducted by Bar Harbor’s experienced credit team • Meetings conducted between both companies to review all diligence focus areas • Focus on top lending relationships, largest loans, and borrower’s continued ability to service their debt • Additional focus on underwriting standards and credit cultures